Materion Corporation Reports Record Third Quarter Results and
Updates Full Year 2022 Outlook
MAYFIELD HEIGHTS, Ohio – November 2, 2022 - Materion Corporation (NYSE: MTRN), a world leader in high performance advanced materials, today reported record third quarter financial results, updated 2022 earnings guidance and shared an update on key strategic initiatives.
Third Quarter 2022 Highlights
•Net sales were $428.2 million; value-added sales increased 35% year over year to a record $290.4 million
•Operating profit was $29.1 million; adjusted earnings before interest, taxes, depreciation, depletion, and amortization (EBITDA) was a record $48.8 million
•Net income of $0.96 per diluted share; adjusted earnings per share (EPS) of $1.31, an all-time record for the company
Accelerating Organic Outgrowth with Key Investments
•Investment of $20M towards additional capacity and capabilities on track at Newton facility
•Precision Clad Strip project achieved ‘Qualified Status’; ramp up proceeding
•Construction has started on new facility for development of next-generation battery solutions
•Molten Salt Purification Plant to produce Flibe for use in clean energy is progressing well
“I am extremely proud of our global team for making substantial progress on our many organic growth initiatives and for leading Materion to another record quarter of sales and earnings,” Jugal Vijayvargiya, Materion President and CEO said. “Although our bottom-line results fell short of our expectations due to some short-term headwinds and operational challenges, we are headed into the fourth quarter with good momentum. I remain confident that the benefit of our organic outgrowth efforts coupled with continued solid end market demand, will deliver even stronger results in the fourth quarter and position us well for 2023.”
THIRD QUARTER 2022 RESULTS
Net sales for the third quarter of 2022 were $428.2 million, compared to $388.0 million in the prior year period. Value-added sales of $290.4 million were a quarterly record, up 35% from the prior year. In addition to the benefit of the HCS-Electronic Materials acquisition, value-added sales were up 15% organically, excluding the impact of currency, driven by strong performance across several major end markets including semiconductor, industrial, aerospace and energy.
Operating profit for the third quarter was $29.1 million and net income was $20.0 million, or $0.96 per diluted share, compared to operating profit of $21.2 million and net income of $18.2 million, or $0.88 per diluted share in the prior year period.

Excluding special items, detailed in the attached tables, adjusted EBITDA was $48.8 million in the third quarter, another quarterly record for the company, compared to $41.2 million in the prior year. The increase was driven by higher volume and favorable pricing, partially offset by short term unmitigated tantalum costs, a weaker mix within semiconductor, and lower yields from a large Performance Materials facility.
Adjusted net income was $27.3 million excluding acquisition amortization, or $1.31 per diluted share, an increase of 14% compared to $1.15 per share in the prior year period.
OUTLOOK
While we continue to expect strong end market demand and growth from our strategic initiatives, we are updating the 2022 adjusted earnings per share guidance to the range of $5.15 to $5.25 to adjust for the impact of the aforementioned headwinds. This updated range represents a ~30% increase from the prior year at the midpoint.
ADJUSTED EARNINGS GUIDANCE
It is not possible for the Company to identify the amount or significance of future adjustments associated with potential insurance and litigation claims, legacy environmental costs, acquisition and integration costs, certain income tax items, or other non-routine costs that the Company adjusts in the presentation of adjusted earnings guidance. These items are dependent on future events that are not reasonably estimable at this time. Accordingly, the Company is unable to reconcile without unreasonable effort the forecasted range of adjusted earnings guidance for the full year to a comparable GAAP range. However, items excluded from the Company's adjusted earnings guidance include the historical adjustments noted in Attachments 4 through 7 to this press release.
CONFERENCE CALL
Materion Corporation will host an investor conference call with analysts at 9:00 a.m. Eastern Time, November 2, 2022. The conference call will be available via webcast through the Company’s website at www.materion.com. By phone, please dial (888) 506-0062. Calls outside the U.S. can dial (973) 528-0011; please reference participant access code of 508461. A replay of the call will be available until November 16, 2022 by dialing (877) 481-4010 or (919) 882-2331 if international; please reference replay ID number 44235. The call will also be archived on the Company’s website.
FORWARD-LOOKING STATEMENTS
Portions of the narrative set forth in this document that are not statements of historical or current facts are forward-looking statements. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors. These factors include, in addition to those mentioned elsewhere herein: our ability to achieve the strategic and other objectives related to the acquisition of HCS-Electronic Materials, including any expected synergies; our ability to successfully integrate the HCS-Electronic Materials business and other such acquisitions and achieve the expected results of the acquisition, the ultimate impact of the COVID-19 pandemic on our business, results of operations, financial condition, and liquidity; the global economy, including inflationary pressures, potential future recessionary conditions, and the impact of tariffs and trade agreements; the condition of the markets which we serve, whether defined geographically or by segment; changes in product mix and the financial condition of customers; our success in developing and introducing new products and new product ramp-up rates; our success in passing through the costs of raw materials to customers or otherwise mitigating fluctuating prices for those materials, including the impact of fluctuating prices on inventory values; our success implementing our strategic plans and the timely and successful completion and start-up of any capital projects; other financial and economic factors, including the cost and availability of raw materials (both base and precious metals), physical inventory valuations, metal consignment fees, tax rates, exchange rates, interest rates, pension costs and required cash contributions and other employee benefit costs, energy costs, regulatory compliance costs, the cost and availability of insurance, credit availability, and the impact of the Materion’s stock price on the cost of incentive compensation plans; the uncertainties related to the impact of war, terrorist activities, and acts of God; changes in government regulatory requirements and the enactment of new legislation that impacts our obligations and operations; the conclusion of pending litigation matters in accordance with our expectation that there will be no material adverse effects; the disruptions on operations from, and other effects of, catastrophic and other extraordinary events; and the risk factors set forth in Part 1, Item 1A of our 2021 Annual Report on Form 10-K.
Materion Corporation is headquartered in Mayfield Heights, Ohio. The Company, through its wholly owned subsidiaries, supplies highly engineered advanced enabling materials to global markets. Products include precious and non-precious specialty metals, inorganic chemicals and powders, specialty coatings, specialty engineered beryllium alloys, beryllium and beryllium composites, and engineered clad and plated metal systems.

Investor Contact:
Kyle Kelleher
(216) 383-4931
kyle.kelleher@materion.com

Media Contact:
Shannon Bennett
(216) 383-4094
shannon.bennett@materion.com
https://materion.com
Mayfield Hts-g

Attachment 1
Materion Corporation and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	Third Quarter Ended		Nine Months Ended
(In thousands except per share amounts)	September 30, 2022	October 1, 2021	September 30, 2022	October 1, 2021
Net sales	$428,191	$388,028	$1,322,531	$1,113,413
Cost of sales	345,448	313,715	1,077,070	902,723
Gross margin	82,743	74,313	245,461	210,690
Selling, general, and administrative expense	38,958	43,195	122,666	118,031
Research and development expense	7,430	6,354	22,096	19,164
Restructuring expense (income)	484	—	1,560	(378)
Other — net	6,774	3,604	18,575	12,272
Operating profit	29,097	21,160	80,564	61,601
Other non-operating income—net	(1,175)	(1,279)	(3,512)	(3,832)
Interest expense — net	5,888	861	14,325	2,480
Income before income taxes	24,384	21,578	69,751	62,953
Income tax expense	4,432	3,422	12,525	10,162
Net income	$19,952	$18,156	$57,226	$52,791
Basic earnings per share:
Net income per share of common stock	$0.97	$0.89	$2.79	$2.59
Diluted earnings per share:
Net income per share of common stock	$0.96	$0.88	$2.76	$2.56
Weighted-average number of shares of common stock outstanding:
Basic	20,526	20,439	20,502	20,414
Diluted	20,780	20,657	20,756	20,659

Attachment 2
Materion Corporation and Subsidiaries
Consolidated Balance Sheets

	(Unaudited)
(Thousands)	September 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$20,682	$14,462
Accounts receivable, net	238,975	223,553
Inventories, net	420,299	361,115
Prepaid and other current assets	29,708	28,122
Total current assets	709,664	627,252
Deferred income taxes	4,701	5,431
Property, plant, and equipment	1,173,073	1,132,223
Less allowances for depreciation, depletion, and amortization	(746,966)	(723,248)
Property, plant, and equipment—net	426,107	408,975
Operating lease, right-of-use assets	65,716	63,096
Intangible assets, net	145,089	156,736
Other assets	32,475	27,369
Goodwill	318,571	318,620
Total Assets	$1,702,323	$1,607,479
Liabilities and Shareholders’ Equity
Current liabilities
Short-term debt	$19,747	$15,359
Accounts payable	96,482	86,243
Salaries and wages	29,974	37,544
Other liabilities and accrued items	47,949	53,388
Income taxes	1,542	4,205
Unearned revenue	6,596	7,770
Total current liabilities	202,290	204,509
Other long-term liabilities	13,991	14,954
Operating lease liabilities	60,248	57,099
Finance lease liabilities	13,009	16,327
Retirement and post-employment benefits	29,421	33,394
Unearned income	110,723	97,962
Long-term income taxes	1,257	1,190
Deferred income taxes	30,427	27,216
Long-term debt	474,280	434,388
Shareholders’ equity	766,677	720,440
Total Liabilities and Shareholders’ Equity	$1,702,323	$1,607,479

Attachment 3

Materion Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended
(Thousands)	September 30, 2022	October 1, 2021
Cash flows from operating activities:
Net income	$57,226	$52,791
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, and amortization	39,223	32,478
Amortization of deferred financing costs in interest expense	1,310	546
Stock-based compensation expense (non-cash)	5,997	4,924
Deferred income tax expense (benefit)	1,825	(263)
Changes in assets and liabilities:
Accounts receivable	(20,964)	(26,041)
Inventory	(64,832)	(62,353)
Prepaid and other current assets	(3,019)	(7,020)
Accounts payable and accrued expenses	(1,785)	35,314
Unearned revenue	(2,191)	650
Interest and taxes payable	(1,741)	(1,504)
Unearned income due to customer prepayments	17,501	9,022
Other-net	5,654	1,974
Net cash provided by operating activities	34,204	40,518
Cash flows from investing activities:
Payments for purchase of property, plant, and equipment	(54,236)	(77,640)
Proceeds from sale of property, plant, and equipment	827	686
Payments for acquisition	(2,971)	—
Net cash used in investing activities	(56,380)	(76,954)
Cash flows from financing activities:
Proceeds from borrowings under revolving credit agreement, net	49,092	43,010
Proceeds from issuance of debt	6,643	—
Repayment of long-term debt	(11,761)	(1,803)
Principal payments under finance lease obligations	(1,985)	(2,152)
Cash dividends paid	(7,584)	(7,243)
Payments of withholding taxes for stock-based compensation awards	(3,056)	(3,033)
Net cash provided by financing activities	31,349	28,779
Effects of exchange rate changes	(2,953)	(212)
Net change in cash and cash equivalents	6,220	(7,869)
Cash and cash equivalents at beginning of period	14,462	25,878
Cash and cash equivalents at end of period	$20,682	$18,009

Attachment 4
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measure - Value-added Sales, Operating Profit, and EBITDA
(Unaudited)

	Third Quarter Ended		Nine Months Ended
(Millions)	September 30, 2022	October 1, 2021	September 30, 2022	October 1, 2021
Net Sales
Performance Materials(1)	$169.4	$136.1	$473.9	$375.5
Electronic Materials(1)	230.8	220.7	762.6	638.5
Precision Optics	28.0	31.2	86.0	99.4
Other	—	—	—	—
Total	$428.2	$388.0	$1,322.5	$1,113.4

Less: Pass-through Metal Cost
Performance Materials(1)	$20.6	$20.9	$62.0	$50.9
Electronic Materials(1)	116.9	151.0	424.7	439.0
Precision Optics	—	—	0.1	—
Other	0.3	0.3	1.3	1.2
Total	$137.8	$172.2	$488.1	$491.1

Value-added Sales (non-GAAP)
Performance Materials(1)	$148.8	$115.2	$411.9	$324.6
Electronic Materials(1)	113.9	69.7	337.9	199.5
Precision Optics	28.0	31.2	85.9	99.4
Other	(0.3)	(0.3)	(1.3)	(1.2)
Total	$290.4	$215.8	$834.4	$622.3

Gross Margin
Performance Materials(1)(2)	$41.1	$36.8	$117.4	$99.4
Electronic Materials(1)(2)	31.9	24.7	100.0	73.5
Precision Optics	9.8	12.7	28.1	38.5
Other	—	0.1	—	(0.7)
Total(2)	$82.8	$74.3	$245.5	$210.7
(1)The Company changed two segment names during the first quarter of 2022: Performance Alloys and Composites became Performance Materials, and Advanced Materials became Electronic Materials. See further discussion in the Form 10-Q for the period ended April 1, 2022.

(2)Adjusted gross margin without special items impacting COGS for Performance Materials for the three months and nine months ended September 30, 2022 was $45.2 million and $124.1 million, respectively. Adjusted gross margin without special items impacting COGS for Electronic Materials for the nine months ended September 30, 2022 was $105.0 million. Consolidated adjusted gross margin without special items impacting COGS for the three months and nine months ended September 30, 2022 was $86.9 million and $257.2 million, respectively.

Note: Quarterly information presented within this document and previously disclosed quarterly information may not equal the total computed for the year due to rounding

	Third Quarter Ended		Nine Months Ended
(Millions)	September 30, 2022	October 1, 2021	September 30, 2022	October 1, 2021
Operating Profit
Performance Materials	$22.9	$20.9	$63.8	$51.7
Electronic Materials	12.8	9.3	39.0	26.6
Precision Optics	0.8	3.3	0.8	10.5
Other	(7.4)	(12.3)	(23.0)	(27.2)
Total	$29.1	$21.2	$80.6	$61.6

Non-Operating (Income)/Expense
Performance Materials	$0.1	$0.2	$0.4	$0.4
Electronic Materials	—	0.1	—	0.1
Precision Optics	(0.2)	(0.3)	(0.6)	(0.6)
Other	(1.1)	(1.2)	(3.3)	(3.7)
Total	$(1.2)	$(1.2)	$(3.5)	$(3.8)

Depreciation, Depletion, and Amortization
Performance Materials	$6.1	$8.1	$17.5	$16.7
Electronic Materials	4.0	2.1	12.3	6.2
Precision Optics	2.6	2.7	7.9	8.2
Other	0.4	0.5	1.5	1.4
Total	$13.1	$13.4	$39.2	$32.5

Segment EBITDA
Performance Materials	$28.9	$28.8	$80.9	$68.0
Electronic Materials	16.8	11.3	51.3	32.7
Precision Optics	3.6	6.3	9.3	19.3
Other	(5.9)	(10.6)	(18.2)	(22.1)
Total	$43.4	$35.8	$123.3	$97.9

Special Items
Performance Materials	$4.1	$—	$6.8	$—
Electronic Materials	0.4	—	7.6	—
Precision Optics	0.4	0.1	0.7	0.5
Other	0.5	5.3	2.0	5.4
Total	$5.4	$5.4	$17.1	$5.9

Adjusted EBITDA Excluding Special Items
Performance Materials	$33.0	$28.8	$87.7	$68.0
Electronic Materials	17.2	11.3	58.9	32.7
Precision Optics	4.0	6.4	10.0	19.8
Other	(5.4)	(5.3)	(16.2)	(16.7)
Total	$48.8	$41.2	$140.4	$103.8
The cost of gold, silver, platinum, palladium, copper, ruthenium, iridium, rhodium, rhenium, and osmium is passed through to customers and, therefore, the trends and comparisons of net sales are affected by movements in the market price of these metals. Internally, management also reviews net sales on a value-added basis. Value-added sales is a non-GAAP financial measure that deducts the value of the pass-through metals sold from net sales. Value-added sales allows management to assess the impact of differences in net sales between periods or segments and analyze the resulting margins and profitability without the distortion of the movements in pass-through market metal prices. The dollar amount of gross margin and operating profit is not affected by the value-added sales calculation. The Company sells other metals and materials that are not considered direct pass throughs, and these costs are not deducted from net sales to calculate value-added sales.

The Company’s pricing policy is to pass the cost of these metals on to customers in order to mitigate the impact of price volatility on the Company’s results from operations. Value-added information is being presented since changes in metal prices may not directly impact profitability. It is the Company’s intent to allow users of the financial statements to review sales with and without the impact of the pass-through metals.

Attachment 5
Materion Corporation and Subsidiaries
Reconciliation of Net Sales to Value-added Sales, Net Income to EBITDA and Adjusted EBITDA
(Unaudited)

	Third Quarter Ended				Nine Months Ended
(Millions)	September 30, 2022	% of VA	October 1, 2021	% of VA	September 30, 2022	% of VA	October 1, 2021	% of VA
Net sales	$428.2		$388.0		$1,322.5		$1,113.4
Pass-through metal cost	137.8		172.2		488.1		491.1
Value-added sales	$290.4		$215.8		$834.4		$622.3

Net income	$20.0	6.9%	18.1	8.4%	$57.2	6.9%	$52.8	8.5%
Income tax expense	4.4	1.5%	3.4	1.6%	12.6	1.5%	10.1	1.6%
Interest expense - net	5.9	2.0%	0.9	0.4%	14.3	1.7%	2.5	0.4%
Depreciation, depletion and amortization	13.1	4.5%	13.4	6.2%	39.2	4.7%	32.5	5.2%
Consolidated EBITDA	$43.4	14.9%	$35.8	16.6%	$123.3	14.8%	$97.9	15.7%

Special items
Restructuring and cost reduction	$0.4	0.1%	$—	—%	$1.5	0.2%	$0.4	0.1%
Additional start up resources and scrap	4.1	1.4%	—	—%	4.1	0.5%	—	—%
Merger and acquisition costs	0.9	0.3%	5.4	2.5%	11.5	1.4%	5.5	0.9%
Total special items	5.4	1.9%	5.4	2.5%	17.1	2.0%	5.9	0.9%
Adjusted EBITDA	$48.8	16.8%	$41.2	19.1%	$140.4	16.8%	$103.8	16.7%
In addition to presenting financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release contains financial measures, including operating profit, segment operating profit, earnings before interest, taxes, depreciation, depletion and amortization (EBITDA), net income, and earnings per share, on a non-GAAP basis. As detailed in the above reconciliation and Attachment 6, we have adjusted the results for certain special items such as restructuring and cost reductions, additional start up resources and scrap and merger and acquisition costs. Internally, management reviews the results of operations without the impact of these costs in order to assess the profitability from ongoing activities. We are providing this information because we believe it will assist investors in analyzing our financial results and, when viewed in conjunction with the GAAP results, provide a more comprehensive understanding of the factors and trends affecting our operations.

Attachment 6
Materion Corporation and Subsidiaries
Reconciliation of Net Income to Adjusted Net Income
and Diluted Earnings per Share to Adjusted Diluted Earnings per Share (Unaudited)

	Third Quarter Ended				Nine Months Ended
(Millions)	September 30, 2022	Diluted EPS	October 1, 2021	Diluted EPS	September 30, 2022	Diluted EPS	October 1, 2021	Diluted EPS
Net income and EPS	$20.0	$0.96	$18.2	$0.88	$57.2	$2.76	$52.8	$2.56

Special items
Restructuring and cost reduction	0.4		—		1.5		0.4
Additional start up resources and scrap	4.1		—		4.1		—
Merger and acquisition costs	0.9		5.4		11.5		5.5
Provision for income taxes(1)	(0.5)		(0.9)		(3.1)		(1.3)
Total special items	4.9	0.23	4.5	0.22	14.0	0.67	4.6	0.22
Adjusted net income and adjusted EPS	$24.9	$1.19	$22.7	$1.10	$71.2	$3.43	$57.4	$2.78
Acquisition amortization (net of tax)	2.4	0.12	1.0	0.05	7.3	0.35	3.1	0.15
Adjusted net income and adjusted EPS excl. amortization	$27.3	$1.31	$23.7	$1.15	$78.5	$3.78	$60.5	$2.93
(1) Provision for income taxes includes the net tax impact on pre-tax adjustments (listed above), the impact of certain discrete tax items recorded during the respective periods as well as other adjustments to reflect the use of one overall effective tax rate on adjusted pre-tax income in interim periods.

Attachment 7

Reconciliation of Segment Net sales to Segment Value-added sales and Segment EBITDA to Adjusted Segment EBITDA (Unaudited)
Performance Materials
	Third Quarter Ended				Nine Months Ended
(Millions)	September 30, 2022	% of VA	October 1, 2021	% of VA	September 30, 2022	% of VA	October 1, 2021	% of VA
Net sales	$169.4		$136.1		$473.9		$375.5
Pass-through metal cost	20.6		20.9		62.0		50.9
Value-added sales	$148.8		$115.2		$411.9		$324.6

EBITDA	$28.9	19.4%	$28.8	25.0%	$80.9	19.6%	$68.0	20.9%
Additional start up resources and scrap	4.1	2.8%	—	—%	4.1	1.0%	—	—%
Merger and acquisition costs	—	—%	—	—%	2.7	0.7%	—	—%
Adjusted EBITDA	$33.0	22.2%	$28.8	25.0%	$87.7	21.3%	$68.0	20.9%

Electronic Materials
	Third Quarter Ended				Nine Months Ended
(Millions)	September 30, 2022	% of VA	October 1, 2021	% of VA	September 30, 2022	% of VA	October 1, 2021	% of VA
Net sales	$230.8		$220.7		$762.6		$638.5
Pass-through metal cost	116.9		151.0		424.7		439.0
Value-added sales	$113.9		$69.7		$337.9		$199.5

EBITDA	$16.8	14.7%	$11.3	16.2%	$51.3	15.2%	$32.7	16.4%
Restructuring and cost reduction	—	—%	—	—%	0.8	0.2%	—	—%
Merger and acquisition costs	0.4	0.4%	—	—%	6.8	2.0%	—	—%
Adjusted EBITDA	$17.2	15.1%	$11.3	16.2%	$58.9	17.4%	$32.7	16.4%

Precision Optics
	Third Quarter Ended				Nine Months Ended
(Millions)	September 30, 2022	% of VA	October 1, 2021	% of VA	September 30, 2022	% of VA	October 1, 2021	% of VA
Net sales	$28.0		$31.2		$86.0		$99.4
Pass-through metal cost	—		—		0.1		—
Value-added sales	$28.0		$31.2		$85.9		$99.4

EBITDA	$3.6	12.9%	$6.3	20.1%	$9.3	10.8%	$19.3	19.4%
Restructuring and cost reduction	0.4	1.6%	—	—%	0.6	0.7%	0.4	0.4%
Merger and acquisition costs	—	—%	0.1	0.3%	0.1	0.1%	0.1	0.1%
Adjusted EBITDA	$4.0	14.5%	$6.4	20.4%	$10.0	11.6%	$19.8	19.9%

Other
	Third Quarter Ended				Nine Months Ended
(Millions)	September 30, 2022	% of VA	October 1, 2021	% of VA	September 30, 2022	% of VA	October 1, 2021	% of VA
EBITDA	$(5.9)		$(10.6)		$(18.2)		$(22.1)
Restructuring and cost reduction	—		—		0.1		—
Merger and acquisition costs	0.5		5.3		1.9		5.4
Adjusted EBITDA	$(5.4)		$(5.3)		$(16.2)		$(16.7)